UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

May 19, 2020

NEXTGEN HEALTHCARE, INC.

(Exact name of Registrant as Specified in Its Charter)

California	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18111 Von Karman Avenue, Suite 800 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 255-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	NXGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2020, the Board of Directors (the “Board”) of NextGen Healthcare, Inc. (the “Company”) approved the appointment of the Company’s Senior Vice President and Corporate Controller, David Ahmadzai, as the Company’s designated Principal Accounting Officer, effectively immediately.  Mr. Ahmadzai has also been promoted to the position of Chief Accounting Officer of the Company.  The Principal Accounting Officer role was previously held by James R. Arnold, Jr., the Company’s Executive Vice President and Chief Financial Officer, who continues to retain his role as the Company’s designated Principal Financial Officer.

Mr. Ahmadzai has served as the Company’s Senior Vice President and Corporate Controller since 2017.  Previously, he held several accounting leadership positions with the Company since joining in 2009.  Prior to joining the Company, he worked over nine years at Ernst & Young, LLP in the assurance services practice, including as Senior Manager, Audit.  Mr. Ahmadzai has over 27 years of finance and accounting experience and is a Certified Public Accountant in the state of California.  He earned a Bachelor of Science degree from the University of California, Riverside.  Mr. Ahmadzai’s base salary is currently $239,000 and he is eligible to receive an annual bonus of up to 30% of his base salary.  Mr. Ahmadzai is also eligible to participate in the Company’s equity incentive plan.

Mr. Ahmadzai is not considered an “executive officer” or a “named executive officer” of the Company.  However, with his designation as Principal Accounting Officer, he is deemed to be an “officer” for purposes of Section 16(a) of the Securities Exchange Act of 1934 and Rule 16a-1(f) promulgated thereunder.  Accordingly, the Company is making this disclosure under Item 5.02(c) of Form 8-K.

In accordance with the Company’s standard practices for Section 16 officers, effective May 19, 2020, the Company has entered into an indemnification agreement with Mr. Ahmadzai in a form substantially consistent with the Company’s standard form of Indemnification Agreement, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 28, 2013, and incorporated herein by reference.

The selection of Mr. Ahmadzai to serve as Chief Accounting Officer and Principal Accounting Officer was not pursuant to an arrangement or understanding with respect to any other person.  There are no family relationships between Mr. Ahmadzai and any director or executive officer of the Company, and there are no transactions between Mr. Ahmadzai and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2020	NEXTGEN HEALTHCARE, INC.

	By:	/s/ Jeffrey D. Linton
Jeffrey D. Linton
General Counsel and Secretary